EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FIRST QUARTER 2023 RESULTS
~ Company Expands Board of Directors, Nominates Jill A. Jones ~

ST. LOUIS (May 2, 2023) - Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today reported its financial results for the quarter ended March 31, 2023.

Financial Highlights

For the quarter ended March 31, 2023:

•Revenues increased 4% to $231.4 million from $222.1 million in the first quarter of 2022;
•Net income remained strong at $26.8 million;
•GAAP earnings per share results on a fully diluted basis remained flat with the first quarter of 2022 at $0.75;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 6% to $1.04 from $0.98 in the first quarter of 2022; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 6% to $50.1 million from $47.2 million in the first quarter of 2022.

“Our performance in the first quarter was steady and the year is off to a solid start. Strong bookings have positioned Perficient for increased growth, particularly in the second half of the year,” said Jeffrey Davis, chairman and CEO. “We’re pursuing large and expanded opportunities with existing and new customers. Our fully integrated delivery model that blends great global talent and depth in North America, Latin America, and India continues to resonate with enterprises who recognize and value the differentiated experience that partnering with Perficient provides.”

Other Highlights

Among other recent achievements, Perficient:

•Approved an increase in the size of the Board of Directors from seven members to eight members to be effective at the 2023 annual meeting of the stockholders of Perficient, and nominated Jill A. Jones to fill the resulting vacancy;
•Published the 2022 Perficient Community Impact Report, detailing various ESG initiatives Perficient and its colleagues are supporting and activities making a difference in the communities where we live and work;
•Was named the 2023 Adobe Digital Experience Emerging Partner of the Year for the Americas region, recognizing Perficient for excellence in delivering solutions that have a significant impact on customer success;
•Announced the availability of its ‘Envision Online’ platform, an innovative digital transformation resource that is enabling businesses to make strategic and competitive decisions faster;
•Amended and extended its existing credit agreement to provide for revolving credit borrowings up to a maximum principal amount of $300.0 million with a May 2028 maturity;
•Expanded its collaboration with the Mark Cuban Foundation to continue educating future tech leaders by hosting free AI Bootcamps for high school students in Detroit, St. Louis, Dallas, and Houston; and
•Launched the “Electrifying the Future of Automotive” program to empower college students from eight notable universities to build the next generation of electric formula-style race cars.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its second quarter 2023 revenue to be in the range of $231 million to $237 million. Second quarter GAAP earnings per share is expected to be in the range of $0.74 to $0.78. Second quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $1.08 to $1.13.

Conference Call Details

Perficient will host a conference call regarding first quarter financial results today, May 2, 2023, at 11 a.m. Eastern.

Analysts and investors who wish to ask questions during the Q&A session can register for the call on https://register.vevent.com/register/BI65e0e6d89b0148c99b648a1f237557e2. Registrants will receive confirmation with dial-in details.

A live webcast of the event can be accessed on https://perficient.gcs-web.com/events/event-details/q1-2023-perficient-earnings-conference-call. A replay of the webcast will be available on https://perficient.gcs-web.com/ starting approximately two hours after the event and will be archived on the site for one year.

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2023. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K and other securities filings, and the following:

(1)the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)the impact of the general economy and economic and political uncertainty on our business;
(3)risks associated with potential changes to federal, state, local and foreign laws, regulations, and policies;
(4)risks associated with the operation of our business generally, including:
a. client demand for our services and solutions;
b. effectively competing in a highly competitive market;
c. risks from international operations including fluctuations in exchange rates;
d. adapting to changes in technologies and offerings;
e. the impact of health emergencies and pandemics on our business which may amplify certain of the other factors contained herein;
f. obtaining favorable pricing to reflect services provided;
g. risk of loss of one or more significant software vendors;
h. maintaining a balance of our supply of skills and resources with client demand;
i. changes to immigration policies;
j. protecting our clients’ and our data and information;
k. changes to tax levels, audits, investigations, tax laws or their interpretation;
l. making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; and
m. maintaining effective internal controls;
(5)risks associated with managing growth organically and through acquisitions;
(6)risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(7)legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(8)the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended March 31,
	2023	2022
Revenues
Services excluding reimbursable expenses	$228,384	$219,475
Reimbursable expenses	2,469	1,959
Total services	230,853	221,434
Software and hardware	555	677
Total revenues	231,408	222,111

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	141,688	136,090
Stock compensation	2,524	2,428
Total cost of revenues	144,212	138,518

Selling, general and administrative	39,604	38,776
Stock compensation	4,316	3,475
Total selling, general and administrative	43,920	42,251

Depreciation	2,305	1,873
Amortization	5,817	5,979
Acquisition costs	79	299
Adjustment to fair value of contingent consideration	(2,026)	(979)
Income from operations	37,101	34,170

Net interest expense	505	887
Net other expense	75	233
Income before income taxes	36,521	33,050
Provision for income taxes	9,721	5,914

Net income	$26,800	$27,136

Basic net income per share	$0.79	$0.80
Diluted net income per share	$0.75	$0.75
Shares used in computing basic net income per share	33,914	33,843
Shares used in computing diluted net income per share	36,697	36,839

Net income used in computing diluted net income per share	$27,360	$27,763

Perficient, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2023 (unaudited)	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$40,995	$30,130
Accounts receivable, net	183,455	202,298
Prepaid expenses	6,822	6,432
Other current assets	9,549	16,756
Total current assets	240,821	255,616
Property and equipment, net	16,785	17,970
Operating lease right-of-use assets	26,249	27,088
Goodwill	569,390	565,161
Intangible assets, net	83,746	88,937
Other non-current assets	44,864	41,116
Total assets	$981,855	$995,888

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,529	$24,351
Other current liabilities	67,591	104,780
Total current liabilities	82,120	129,131
Long-term debt, net	395,159	394,587
Operating lease liabilities	20,313	18,528
Other non-current liabilities	46,084	43,515
Total liabilities	$543,676	$585,761
Stockholders’ equity:
Preferred stock	$—	$—
Common stock	53	53
Additional paid-in capital	410,959	403,866
Accumulated other comprehensive loss	(15,747)	(17,519)
Treasury stock	(362,149)	(354,536)
Retained earnings	405,063	378,263
Total stockholders’ equity	438,179	410,127
Total liabilities and stockholders’ equity	$981,855	$995,888

Perficient, Inc.
Unaudited Condensed Consolidated Statements of Cash Flow
(in thousands)

	Three Months Ended March 31,
	2023	2022
Net income	$26,800	$27,136
Adjustments to reconcile net income to net cash provided by operations	11,493	17,274
Changes in operating assets and liabilities, net of business acquisitions	3,038	(33,236)
Net cash provided by operating activities	41,331	11,174
Net cash used in investing activities	(1,315)	(2,714)
Net cash used in financing activities	(29,422)	(8,706)
Effect of exchange rate on cash and cash equivalents	271	11
Change in cash and cash equivalents	10,865	(235)
Cash and cash equivalents at beginning of period	30,130	24,410
Cash and cash equivalents at end of period	$40,995	$24,175

See the Company's Form 10-Q for the full consolidated statements of cash flows.

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock compensation, loss on extinguishment of debt, acquisition costs, adjustment to fair value of contingent consideration and other acquisition adjustments), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, loss on extinguishment of debt, acquisition costs, adjustments to the fair value of contingent consideration, other acquisition adjustments, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Issuance Costs
On November 9, 2021, Perficient issued $380.0 million aggregate principal amount of 0.125% Convertible Senior Notes due 2026, and on August 14, 2020, Perficient issued $230.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025 (the “2026 Notes,” and “2025 Notes,” respectively, and collectively, the “Notes”) in private placements to qualified institutional purchasers. Issuance costs attributable to the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of Perficient’s business performance.

Foreign Exchange Loss (Gain)
Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in net other expense (income) in our consolidated statements of operations. As our operations expand into countries outside of the United States, foreign exchange gains and losses have and will become increasingly material. Perficient believes that excluding these gains and losses from its non-GAAP financial measures is useful to investors because foreign exchange gains and losses will vary as the underlying currencies fluctuate, which makes it difficult to compare current and historical results.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Dilution Offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. Perficient excludes the shares that are issuable upon conversions of the Notes because Perficient expects that the dilution from such shares will be offset by the convertible note hedge transactions entered into in November 2021 and August 2020 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
GAAP Net Income	$26,800	$27,136
Adjustments:
Provision for income taxes	9,721	5,914
Amortization	5,817	5,979
Acquisition costs	79	299
Adjustment to fair value of contingent consideration	(2,026)	(979)
Amortization of debt issuance costs	608	607
Foreign exchange loss	89	214
Stock compensation	6,840	5,903
Adjusted Net Income Before Tax	47,928	45,073
Adjusted income tax (1)	12,365	11,494
Adjusted Net Income	$35,563	$33,579

GAAP Earnings Per Share (diluted)	$0.75	$0.75
Adjusted Earnings Per Share (diluted)	$1.04	$0.98

Shares used in computing GAAP Earnings Per Share (diluted)	36,697	36,839
Dilution offset from convertible note hedge transactions	(2,430)	(2,431)
Shares used in computing Adjusted Earnings Per Share (diluted)	34,267	34,408

Net income used in computing GAAP Earnings Per Share (diluted)	$27,360	$27,763

(1)The estimated adjusted effective tax rate of 25.8% and 25.5% for the three months ended March 31, 2023 and 2022, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
GAAP Net Income	$26,800	$27,136
Adjustments:
Provision for income taxes	9,721	5,914
Net interest expense	505	887
Net other expense	75	233
Depreciation	2,305	1,873
Amortization	5,817	5,979
Acquisition costs	79	299
Adjustment to fair value of contingent consideration	(2,026)	(979)
Stock compensation	6,840	5,903
Adjusted EBITDA (1)	$50,116	$47,245

(1)Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

	Q2 2023		Full Year 2023
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.74	$0.78	$3.24	$3.40
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.43	0.44	1.71	1.69
Tax effect of reconciling items	(0.09)	(0.09)	(0.35)	(0.34)
Adjusted EPS	$1.08	$1.13	$4.60	$4.75

(1)Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt issuance costs, foreign exchange gains and losses, acquisition costs and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Perficient currently expects its Q2 2023 and full year 2023 GAAP effective income tax rate to be approximately 27%. Perficient currently expects its Q2 2023 and full year 2023 estimated adjusted effective income tax rate to be approximately 26%. Perficient’s estimates of GAAP and adjusted fully diluted shares for 2023 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions, changes in share price and the potential impact from the conditional conversion features of our debt.

(in millions)	Q2 2023	Full Year 2023
GAAP Fully Diluted Shares	36.7	36.7
Non-GAAP adjustment (2):
Dilution offset from convertible note hedge transactions	(2.4)	(2.4)
Adjusted Fully Diluted Shares	34.3	34.3

(2)Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that shares relating to the principal amount of our convertible notes will be paid in cash and any excess will be offset by the convertible note hedge transactions entered into in August 2020 and November 2021.